NeoMagic Receives Nasdaq Delisting Notice Due to Delay in Filing Form 10-Q

      SANTA CLARA, Calif., Sept. 21 /PRNewswire-FirstCall/ -- NeoMagic Corporation (Nasdaq: NMGC) announced today that on September 18, 2007 it received a notice from the staff of The Nasdaq Stock Market stating that NeoMagic is not in compliance with Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the quarter ended July 29, 2007 (the "second quarter fiscal 2008 Form 10-Q"). The notice was automatically generated by Nasdaq and indicated that, due to such noncompliance, NeoMagic's common stock will be subject to delisting from The Nasdaq Stock Market. NeoMagic has requested a hearing before a Nasdaq Listing Qualifications Panel (the "Panel") to appeal the Nasdaq staff's determination. The hearing request will automatically stay the delisting of NeoMagic's common stock pending the Panel's decision. There can be no assurance, however, that the Panel will grant NeoMagic's request or that NeoMagic's common stock will not be delisted.

      NeoMagic and its audit committee are working diligently to complete the previously announced internal review related to the terms of the Company's agreements with its customers and the timing of revenue recognition. The Company is committed to filing its second quarter fiscal 2008 Form 10-Q as promptly as possible.

      About NeoMagic

      NeoMagic Corporation delivers semiconductor chips and software that provide mobile solutions that enable new multimedia features for handheld devices. These solutions offer low power consumption, small form-factor and high performance processing. The Company demonstrated one of the first solutions used for H.264 video decoding in a mobile digital TV phone, and is developing and delivering solutions for audio/video processing of the dominant mobile digital TV standards, including ISDB-T, T-DMB, E-DMB and DVB-H. For its complete system solution, NeoMagic delivers a suite of middleware and sample applications for imaging, video and audio functionality, and provides multiple operating system ports with customized drivers for the MiMagic product family. NeoMagic has a broad patent portfolio that covers NeoMagic's proprietary array processing technology, embedded DRAM and other technology. Information on the Company may be found on the World Wide Web at http://www.neomagic.com.

      This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements in this press release include the anticipated holding of a hearing before the Panel, the potential delisting of NeoMagic's common stock and the timing of filing of the second quarter fiscal 2008 Form 10-Q. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary, perhaps materially, from those contained or suggested by these statements. Risks that could cause actual events to differ materially from the Company's forward-looking statements include, but are not limited to, actions or decisions of the Nasdaq or Panel, encountering unexpected information in the Audit Committee's internal review process, or being unable to complete the internal review as quickly as expected. For a discussion of risk factors affecting the Company's business generally, please see the Company's filings with the United States Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K for the fiscal year ended January 28, 2007 and the Quarterly Report for the fiscal quarter ended April 29, 2007, which are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company, except as may be required by law.

      NeoMagic and the NeoMagic circle logo are registered trademarks, and MiMagic and NeoMobileTV are trademarks, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.

      (Logo: http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO)

SOURCE  NeoMagic Corporation
    -0-                             09/21/2007
    /CONTACT: Steve Berry, Chief Financial Officer of NeoMagic Corporation, +1-408-988-7020; or investor relations,
Erica Mannion of Sapphire Investor Relations, LLC, +1-212-766-1800, for NeoMagic Corporation/
    /First Call Analyst: /
    /FCMN Contact: jdietz@neomagic.com /
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk photodesk@prnewswire.com/
    /Web site:  http://www.neomagic.com/
    (NMGC)